SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2005

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Main Street
Moorefield, West Virginia 26836

(Address of Principal Executive Offices)

(304) 530-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry Into A Material Definitive Agreement

     On April 22, 2005, the Board of Directors of Summit Financial Group, Inc. (“Summit”) approved in principle the amendments to various Supplemental Executive Retirement Plans (“SERP”) for Summit’s executive officers. The amendments will replace the target annual benefit provided for in the original SERP’s with a guaranteed fixed annual benefit. The benefits under the amended SERP’s will be payable annually until death to each participant upon retirement as follows :

		H. Charles	Scott C.	Robert S.	Patrick N.	C. David	Ronald F.
Executive officer:		Maddy, III	Jennings	Tissue	Frye	Robertson	Miller
Annual benefit upon normal retirement:		$175,000	$125,000	$125,000	$125,000	$50,000	$50,000
Retirement age:		63	63	65	65	67	67
Vesting schedule:
	2005	30%	30%	15%	15%	50%	50%
	2006	35%	35%	20%	20%	60%	60%
	2007	40%	40%	25%	25%	70%	70%
	2008	45%	45%	30%	30%	80%	80%
	2009	50%	50%	35%	35%	90%	90%
	2010	50%	50%	40%	40%	100%	100%
	2011	50%	50%	45%	45%
	2012	50%	50%	50%	50%
	2013	50%	50%	50%	50%
	2014	50%	50%	50%	50%
	2015	50%	50%	50%	50%
	2016	50%	50%	50%	50%
	2017	50%	50%	50%	50%
	2018	50%	50%	50%	50%
	2019	100%	100%	50%	50%
	2020			50%	50%
	2021			50%	50%
	2022			100%	100%

     The SERP’s have been adopted in an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package.

     The SERP’s are designed to provide an annual retirement benefit that will grow on a tax-deferred basis. The SERP’s are also designed to provide these benefits with the least risk to Summit’s safety and soundness and at the least possible cost.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.
Date: April 28, 2005	By:	/s/ Julie R. Cook

Julie R. Cook Vice President & Chief Accounting Officer